EXHIBIT 11

                                  CANDIE'S INC.
                       COMPUTATIONS OF EARNINGS PER SHARE

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                                                       Year ended January 31
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                                                      1995              1994
                                                      ----              ----
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Loss before extraordinary                         ($1,934,916)      $(6,321,092)
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Extraordinary item:                                 1,962,175                --
Gain on debt extinguishment                       -----------       -----------
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TOTAL EPS INCOME                                  $    27,259       $(6,321,092)
(Loss)                                            ===========       ===========
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Weighted average number of                          6,398,488         4,789,667
shares outstanding                                ===========       ===========
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Loss per share:
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Loss before extraordinary                         ($     0.30)      ($     1.32)
item
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Extraordinary item-Gain on                                .30                --
extinguishment of debt, net of                    -----------       -----------
income taxes of $.02 for 1995
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NET INCOME (LOSS) PER                             $      0.00       ($     1.32)
SHARE                                             ===========       ===========

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